EXHIBIT 23.2
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BECKSTEAD AND WATTS, LLP
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CERTIFIED PUBLIC ACCOUNTANTS

                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax

To Whom It May Concern:

We have issued our report dated March 28, 2004, accompanying the financial statements of Renovo Holdings (formerly Fortis Enterprises) on Form SB-2 for the years ended December 31, 2003 and 2002. We also conducted a review of the Form 10Q filing for the interim period ended March 31, 2004. We hereby consent to the incorporation by reference of said reports on the Registration Statement of Renovo Holdings (formerly Fortis Enterprises) on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP

June 29, 2004